Exhibit 23
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            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 1999 included in the UAL Corporation Annual Report on Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this Registration Statement on Form S-8.



                                   /s/ Arthur Andersen LLP
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                                   Arthur Andersen LLP




Chicago, Illinois
March 23, 1999